UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ____)

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Filed by a Party other than the Registrant  [  ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to ss. 240.14a-12

RUDDICK CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]

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RUDDICK CORPORATION 301 S. Tryon Street, Suite 1800 Charlotte, North Carolina 28202

December 28, 2004

TO THE SHAREHOLDERS OF
        RUDDICK CORPORATION

The Annual Meeting of the Shareholders of your Company will be held in the Auditorium, 12th Floor, Two Wachovia Center, 301 S. Tryon Street, Charlotte, North Carolina, on Thursday, February 17, 2005 at 10:00 A.M., local time. The Notice of the Annual Meeting of Shareholders and the Proxy Statement containing detailed information about the business to be transacted at the meeting, as well as a form of proxy, are enclosed.

Detailed information relating to the Company’s activities and operating performance is contained in our 2004 Annual Report, which also is enclosed.

You are cordially invited to attend the Annual Meeting of Shareholders in person. We would appreciate your signing and returning your proxy in the enclosed postage-paid return envelope so that your shares can be voted in the event you are unable to attend the meeting. Your proxy will be returned to you if you are present at the meeting and so request.

Sincerely,

Thomas W. Dickson
President and Chief Executive Officer

RUDDICK CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON
FEBRUARY 17, 2005

To our Shareholders:

The Annual Meeting of the Shareholders of Ruddick Corporation will be held in the Auditorium, 12th Floor, Two Wachovia Center, 301 S. Tryon Street, Charlotte, North Carolina, on Thursday, February 17, 2005, at 10:00 A.M., local time, for the following purposes:

1.	To elect four directors of the Company for three-year terms; and

2.	To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

Pursuant to the provisions of the North Carolina Business Corporation Act, December 10, 2004 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, and accordingly, only holders of the Company’s Common Stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

You are cordially invited to attend the Annual Meeting. In the event you will be unable to attend, please sign, date and return the accompanying proxy promptly so that your shares may be represented and voted at the Annual Meeting. A return envelope is enclosed for your convenience.

By order of the Board of Directors.

Douglas J. Yacenda
Secretary

December 28, 2004

RUDDICK CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
to be held on
February 17, 2005

The following statement, first mailed or delivered to shareholders on or about December 28, 2004, is furnished in connection with the solicitation by the Board of Directors of Ruddick Corporation (herein called the “Company”) of proxies to be used at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on Thursday, February 17, 2005, at 10:00 A.M., local time, in the Auditorium, 12th Floor, Two Wachovia Center, 301 S. Tryon Street, Charlotte, North Carolina, and at any adjournment or adjournments thereof. The principal executive offices of the Company are located at 301 S. Tryon Street, Suite 1800, Charlotte, North Carolina 28202.

The accompanying form of proxy is for use at the Annual Meeting if a shareholder will be unable to attend in person. The proxy may be revoked in writing by the person giving it at any time before it is exercised either by notice to the Secretary or by submitting a proxy having a later date, or it may be revoked by such person by appearing at the Annual Meeting and electing to vote in person. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. Where specifications are not made, proxies will be voted in favor of electing as directors of the Company the four persons named in this Proxy Statement, each to serve until the third annual meeting of shareholders following his or her election, and in the discretion of the proxy holders on any other matters presented at the Annual Meeting.

The entire cost of soliciting these proxies will be borne by the Company. In addition to the original solicitation of the proxies by mail, the Company may request banks, brokers and other record holders to send proxies and proxy materials to the beneficial owners of the Company’s Common Stock (the “Common Stock”) and secure their voting instructions and will reimburse them for their reasonable expense in so doing. If necessary, the Company may also use one or more of its regular employees, who will not be specially compensated, to solicit proxies from the shareholders, either in person, by telephone or by special letter.

Pursuant to the provisions of the North Carolina Business Corporation Act, December 10, 2004 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of the Common Stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting. On the record date, there were 47,087,197 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share is entitled to one vote on each matter expected to be presented at the Annual Meeting, including the election of directors.

PRINCIPAL SHAREHOLDERS

The following persons are known to the Company to be, as of October 31, 2004, the beneficial owners of more than five percent of the Common Stock. The nature of beneficial ownership of the shares included is presented in the notes following the table.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Class
T. Rowe Price Trust Company Trustee of the Ruddick Employee Stock Ownership Plan (2) Post Office Box 89000 Baltimore, Maryland 21289	8,024,320	17.2%
Southeastern Asset Management, Inc. and Longleaf Partners Small-Cap Fund (3) 6410 Poplar Avenue, Suite 900 Memphis, Tennessee 38119	3,394,100	7.3%
Alan T. Dickson (4) 301 S. Tryon Street, Suite 1800 Charlotte, North Carolina 28202	3,319,756	7.1%
R. Stuart Dickson (5) 301 S. Tryon Street, Suite 1800 Charlotte, North Carolina 28202	2,568,111	5.5%

(1)	“Beneficial Ownership,” for purposes of the table, is determined according to the meaning of applicable securities regulations and based on a review of reports filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The number of shares beneficially owned is as of October 31, 2004 unless otherwise indicated.

(2)	T. Rowe Price Trust Company, in its capacity as directed trustee, has sole investment power with respect to the number of shares indicated and votes shares held by the Ruddick Employee Stock Ownership Plan (the “ESOP”) that have been allocated to individual accounts in accordance with the participants’ instructions, does not vote allocated shares as to which no instructions are received and votes the unallocated shares as directed by the fiduciary named under the ESOP.

(3)	Southeastern Asset Management, Inc., an investment advisor registered under the Investment Advisors Act of 1940 (“Southeastern”), shares voting and investment powers with respect to 3,394,100 shares with its client Longleaf Partners Small-Cap Fund, an investment company registered under the Investment Company Act of 1940 (“Longleaf”).

(4)	The amount shown includes 1,646,849 shares of Common Stock owned of record and beneficially by Alan T. Dickson or by certain trusts of which he is a trustee and beneficiary, as to which he has sole voting and investment power; 4,000 shares of Common Stock that may be acquired upon the exercise of stock options that are currently exercisable, as to which he would have sole voting and investment power on acquisition; 1,580,611 shares of Common Stock owned of record and beneficially by The Dickson Foundation, Inc., a charitable foundation, as to which he shares voting and investment power and which are also included in the table as being beneficially owned by R. Stuart Dickson; and 88,296 shares of Common Stock held in an estate of which he is sole executor and a beneficiary.

(5)	The amount shown includes 956,340 shares of Common Stock owned of record and beneficially by R. Stuart Dickson, as to which he has sole voting and investment power; 4,000 shares of Common Stock that may be acquired upon the exercise of stock options that are currently exercisable, as to which he would have sole voting and investment power on acquisition; 1,580,611 shares of Common Stock owned of record and beneficially by The Dickson Foundation, Inc., a charitable foundation, as to which he shares voting and investment power and which are also included in the table as being beneficially owned by Alan T. Dickson; and 27,160 shares of Common Stock owned of record and beneficially by his spouse, as to which she has sole voting and investment power and as to which he disclaims beneficial ownership.

ELECTION OF DIRECTORS

Under the Company’s Bylaws, the Board of Directors of the Company shall consist of not less than nine nor more than thirteen members, which number shall be fixed and determined from time to time by resolution of the shareholders. The Bylaws further provide that the directors shall be divided into three classes having staggered three-year terms, so that the terms of approximately one-third of the directors will expire each year, and that any vacancies in the Board may be filled by a majority vote of the Board of Directors or by the shareholders. The number of directors currently is fixed at twelve.

The terms of four of the directors expire at the Annual Meeting. The Board of Directors has nominated the four persons listed below to be elected as directors at the Annual Meeting, each for a term to expire in 2008. Each nominee currently is a member of the Board of Directors.

It is intended that the persons named as proxies in the accompanying form of proxy will vote to elect as a director each of the four nominees listed below, each to serve until the 2008 annual meeting of shareholders or until such nominee’s successor shall be elected and qualified to serve, in each case unless authority to so vote is withheld. Although the Board of Directors expects that each of the nominees will be available for election, in the event a vacancy in the slate of nominees is occasioned by death or other unexpected occurrence, it is intended that shares represented by proxies in the accompanying form will be voted for the election of a substitute nominee selected by the persons named in the proxy. Directors will be elected by a plurality of the votes cast. Therefore, while votes withheld from director nominees (including abstentions and broker non-votes) will be counted for purposes of determining whether a quorum exists at the Annual Meeting, such votes withheld will not have the effect of a “negative” vote with respect to the election of directors. The Board of Directors recommends that the shareholders vote to elect all of the nominees as directors.

Set forth below is the name of each nominee for election to the Board of Directors and each member of the Board of Directors whose term will not expire at the Annual Meeting, as well as each such person’s age, his or her current principal occupation (which has continued for at least the past five years unless otherwise indicated) together with the name and principal business of the company by which such person is employed, the period during which such person has served as a director of the Company, all positions and offices that such person holds with the Company and such person’s directorships in other companies with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or companies registered as an investment company under the Investment Company Act of 1940.

Nominees for Terms Expiring in 2008

EDWIN B. BORDEN, JR., age 70, was the President and Chief Executive Officer of The Borden Manufacturing Company, a private textile management holding company from 1970 to 2003. He has been a director of the Company since 1991 and also serves as a director of Progress Energy, Inc., Jefferson-Pilot Corporation and Winston Hotels, Inc.

JOHN P. DERHAM CATO, age 54, has been the President, Chairman of the Board and Chief Executive Officer of The Cato Corporation, a specialty apparel retailer, since January 2004. Prior to that time, Mr. Cato was the President, Vice Chairman of the Board and Chief Executive Officer of The Cato Corporation from May 1999 to January 2004 and was the President, Vice Chairman of the Board and Chief Operating Officer of The Cato Corporation from June 1997 to May 1999. Mr. Cato has been a director of the Company since November 2002 and also serves as a director of The Cato Corporation.

R. STUART DICKSON, age 75, has been Chairman of the Executive Committee of the Board of Directors since February 1994. Prior to that time, he served as Chairman of the Board of Directors from 1968 until 1994. Effective May 1, 2002, Mr. Dickson retired from the Company as an officer and employee, but retains his position as Chairman of the Executive Committee of the Board of Directors in a non-executive capacity. He has been a director of the Company since 1968 and also serves as a director of Dimon Incorporated.

ISAIAH TIDWELL, age 59, has been the Georgia Wealth Management Director and Executive Vice President of Wachovia Bank, N.A. since September 2001. Prior to that time, he served as the President, Georgia Banking of Wachovia Bank from July 1999 to September 2001, and as Executive Vice President in charge of Wachovia Bank’s North Carolina Southern Region from 1995 to 1999. Mr. Tidwell has been a director of the Company since 1999 and also serves as a director of Lance, Inc.

Continuing Directors with Terms Expiring in 2006

JOHN R. BELK, age 45, has been President and Chief Operations Officer of Belk Inc., retail merchants, since May 2004. Prior to that time, he served as President—Finance, Systems and Operations from May 1998 to May 2004 and President and Chief Operating Officer of Belk Stores Services, Inc., from March 1997 to May 1998. He has been a director of the Company since 1997 and also serves as a director of ALLTEL Corporation and Belk, Inc.

THOMAS W. DICKSON, age 49, is the President and Chief Executive Officer of the Company and has been President and principal executive officer since February 1997. Before his election as President, he served as Executive Vice President of the Company from February 1996 to February 1997. Prior to that time, from February 1994 to February 1996 he served as President of, and from February 1991 to February 1994 he served as Executive Vice President of, American & Efird, Inc., an indirect wholly owned subsidiary of the Company engaged in the manufacture and distribution of sewing thread. He has been a director of the Company since 1997.

JAMES E. S. HYNES, age 64, was the Chairman of the Board of Hynes Inc., a manufacturer’s representative, from September 1986 until October 2000. He has been a director of the Company since 1983.

HAROLD C. STOWE, age 58, has been President and Chief Executive Officer of Canal Holdings, LLC, a real estate and asset management company, since October 2001. Prior to that time, he was the President and Chief Executive Officer of Canal Industries, Inc., a forest products company, from March 1997 until October 2001 and served as Co-President of Canal Industries, Inc. from 1996 until March 1997. Mr. Stowe has been a director of the Company since 1998 and also serves as a director of SCANA Corporation.

Continuing Directors with Terms Expiring in 2007

ALAN T. DICKSON, age 73, has been Chairman of the Board of Directors since February 1994. Prior to that time, he served as President of the Company from 1968 until 1994. Effective May 1, 2002, Mr. Dickson retired from the Company as an officer and employee, but retains his position as Chairman of the Board of Directors in a non-executive capacity. He has been a director of the Company since 1968 and also serves as a director of Bassett Furniture Industries Incorporated.

ANNA SPANGLER NELSON, age 42, has been President of C.D. Spangler Construction Co., a company involved in real estate and investment activities, since August 1997. Ms. Nelson also has served as a general partner of the Wakefield Group, a venture capital company, since September 1988. She has been a director of the Company since 1998.

BAILEY W. PATRICK, age 43, has been the President of Bissell Patrick LLC, a company involved in commercial real estate, brokerage and development, since September 1998. Mr. Patrick has been a director of the Company since August 2003.

ROBERT H. SPILMAN, JR., age 48, has been the President and Chief Executive Officer of Bassett Furniture Industries, Incorporated, a furniture manufacturer and distributor, since April 2000. Prior thereto, from May 1997 to April 2000, he was President and Chief Operating Officer of Bassett Furniture Industries, Incorporated. Mr. Spilman has been a director of the Company since August 2002 and also serves as a director of Bassett Furniture Industries, Incorporated.

Alan T. Dickson and R. Stuart Dickson are brothers, and Thomas W. Dickson is the son of R. Stuart Dickson and the nephew of Alan T. Dickson. No other director has a family relationship as close as first cousin with any other executive officer, director or nominee for director of the Company.

Directors’ Fees and Attendance

During fiscal 2004, the Company compensated each director who was not an employee of the Company or its subsidiaries in the amount of $23,000 ($53,000 with respect to each of the Chairman of the Board and the Chairman of the Executive Committee) for services as a director, plus $1,000 for each Board of Directors or committee meeting attended. The Chairman of the Audit Committee was paid an annual fee of $4,000 in addition to the fees described above. In connection with their retirement as executive officers of the Company, Mr. Alan T. Dickson, the Chairman of the Board of Directors, and Mr. R. Stuart Dickson, the Chairman of the Executive Committee of the Board of Directors, each became entitled to certain additional benefits which are described in more detail elsewhere herein under the heading “Certain Relationships and Related Transactions.” Non-employee directors of the Company may defer the payment of the annual fee and/or board meeting fees to a future period pursuant to the Company’s Director Deferral Plan. The deferred fees are converted into a number of shares of Common Stock with a fair market value equal to the value of the fees deferred, and the number of shares is then credited to the director’s account (along with the amount of any dividends or stock distributions). The Company uses a non-qualified trust to purchase and hold Common Stock to satisfy the Company’s obligation under the Director Deferral Plan, and the directors are general creditors of the Company in the event the Company becomes insolvent. Upon termination of service as a director or in the event of death, shares of Common Stock or cash, in the discretion of the Compensation and Special Stock Option Committee of the Board of Directors (the “Compensation Committee”), will be distributed to the director or a designated beneficiary.

Under the Company’s 1995 Comprehensive Stock Option Plan (the “1995 Plan”), the Company automatically granted each non-employee director at the time the 1995 Plan was adopted a ten-year option to purchase 10,000 shares of Common Stock at an exercise price per share equal to the fair market value of the Common Stock on the date of grant of the option. In addition, under the 1995 Plan, the Company automatically grants a ten-year option to purchase 10,000 shares of Common Stock to each new non-employee director upon his or her initial election as director. These options are immediately vested, and the exercise price per share of these options is equal to the fair market value of the Common Stock on the date of the director’s election. The Company’s 2000 Comprehensive Stock Option and Award Plan (the “2000 Plan”) as well as the Company’s 2002 Comprehensive Stock Option and Award Plan (the “2002 Plan”) contain provisions to continue such automatic option grants.

In addition to the compensation discussed above, the Company grants additional stock options to its non-employee directors from time to time. At the meeting of the Board of Directors held on November 20, 2003, each of John R. Belk, Edwin B. Borden, Jr., John P. Derham Cato, Alan T. Dickson, R. Stuart Dickson, James E. S. Hynes, Anna Spangler Nelson, Bailey W. Patrick, Robert H. Spilman, Jr., Harold C. Stowe and Isaiah Tidwell, constituting all of the non-employee directors of the Company at the time of the meeting, were granted options to purchase 2,000 shares of Common Stock at an exercise price of $17.24 per share, the then-fair market value of the Common Stock, pursuant to the 2000 Plan. These options are immediately vested and expire on November 20, 2013.

The Company also provides $100,000 of term life insurance coverage for each such non-employee director, excluding Alan T. Dickson and R. Stuart Dickson, who receive other life insurance coverage in lieu of this coverage, as described in more detail herein under the heading “Certain Relationships and Related Transactions.”

The Board of Directors held four meetings during fiscal 2004. All incumbent directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of all committees of the Board of Directors on which they served during fiscal 2004, except for Robert H. Spilman, Jr. who attended 64% of such aggregate number of meetings of the Board and its committees.

Committees of the Board

The Company’s Board of Directors has the following standing committees: (i) the Executive Committee, whose current members are R. Stuart Dickson (Chair), Alan T. Dickson, Thomas W. Dickson and Isaiah Tidwell; (ii) the Audit Committee, whose current members are Harold C. Stowe (Chair), John P. Derham Cato, Anna Spangler Nelson and Robert H. Spilman, Jr.; (iii) the Compensation Committee, whose current members are

James E. S. Hynes (Chair), John R. Belk, John P. Derham Cato and Bailey W. Patrick; (iv) the Retirement Benefits Committee, whose current members are John R. Belk (Chair), Edwin B. Borden, Jr., James E. S. Hynes and Isaiah Tidwell; and (v) the Corporate Governance and Nominating Committee, whose current members are Edwin B. Borden, Jr. (Chair), Anna Spangler Nelson, Bailey W. Patrick and Robert H. Spilman, Jr. Below is a description of each committee of the Board of Directors.

Executive Committee:  Subject to limitations under North Carolina law, the Executive Committee may exercise all of the authority of the Board of Directors in the management of the Company. The Executive Committee did not meet during fiscal 2004.

Audit Committee:  The Audit Committee discharges the Board’s responsibility relating to the oversight of (i) the integrity of the financial statements and internal controls of the Company, (ii) the compliance by the Company with legal and regulatory requirements, (iii) the outside auditor’s independence and qualifications, and (iv) the performance of the Company’s internal audit function and outside auditors. The Audit Committee, among other things, is responsible for the appointment, compensation and oversight of the independent auditors and reviews the financial statements, audit reports, internal controls and internal audit procedures. Each member of the Audit Committee is an independent director, in accordance with the independence requirements of the Securities and Exchange Commission and the New York Stock Exchange. The Audit Committee met six times during fiscal 2004.

Compensation and Special Stock Option Committee:  The Compensation Committee assesses the Company’s overall compensation programs and philosophies. Among other things, it recommends (i) to the independent members of the Board of Directors for their approval, the salary and incentive compensation of the President and Chief Executive Officer, and (ii) to the Board of Directors for its approval, the salaries and incentive compensation for other executive officers. The Compensation Committee also approves the salaries and the incentive compensation for other holding company officers and reviews the compensation and incentive compensation for other key employees of the Company’s subsidiaries. In addition, the Compensation Committee grants stock options or restricted stock to the employees of the Company and its subsidiaries pursuant to the Company’s stock option plans and reports such actions to the Board of Directors. Each member of the Compensation Committee is an independent director, in accordance with the independence requirements of the New York Stock Exchange. The Compensation Committee met once and acted once by unanimous written consent during fiscal 2004. See “Report of the Compensation and Special Stock Option Committee.”

Retirement Benefits Committee:  The Retirement Benefits Committee has the overall responsibility and authority for Company retirement plans. The Retirement Benefits Committee met once during fiscal 2004.

Corporate Governance and Nominating Committee:  The Corporate Governance and Nominating Committee identifies, reviews, evaluates and recommends nominees for the Board of Directors. In addition, the Corporate Governance and Nominating Committee monitors and evaluates the performance of the directors on a continuing basis, individually and collectively. The Committee also periodically reviews the Company’s corporate governance principles and recommends changes to the Board of Directors. Each member of the Corporate Governance and Nominating Committee is an independent director, in accordance with the independence requirements of the New York Stock Exchange. The Corporate Governance and Nominating Committee met once during fiscal 2004. The Corporate Governance and Nominating Committee will consider nominations for directors from shareholders. A more detailed discussion regarding the process for nominating potential director candidates is included below under the heading “Corporate Governance Matters — Process for Nominating Potential Director Candidates.”

Beneficial Ownership of Company Stock

The following table presents information regarding the beneficial ownership of the Common Stock, within the meaning of applicable securities regulations, of all current directors of the Company and the executive officers named in the Summary Compensation Table included herein, and of such directors and executive officers of the Company as a group, all as of October 31, 2004. Except as otherwise indicated, the persons named in the table have sole voting and investment power over the shares included in the table.

Name	Shares of Common Stock Beneficially Owned (1)		Percent of Class
John R. Belk	21,552	(2)	*
Edwin B. Borden, Jr.	35,000	(2)	*
John P. Derham Cato	12,000	(3)	*
Alan T. Dickson	3,319,756	(4)	7.1%
R. Stuart Dickson	2,568,111	(5)	5.5%
Thomas W. Dickson	295,879	(6)	*
James E. S. Hynes	26,780	(2)	*
Fred A. Jackson	102,766	(7)	*
Frederick J. Morganthall, II	83,856	(8)	*
Anna Spangler Nelson	31,000	(9)	*
Bailey W. Patrick	12,000	(3)	*
Robert H. Spilman, Jr.	14,040	(10)	*
Harold C. Stowe	19,000	(11)	*
Isaiah Tidwell	18,000	(12)	*
John B. Woodlief	68,255	(13)	*
All directors and executive officers as a group (15 persons)	5,047,384	(14)	10.7%

*	Less than 1%

(1)	The table includes shares allocated under the ESOP to individual accounts of those named persons and group members who participate in the ESOP, the voting of which is directed by such named persons or group members, as appropriate. The table does not include any unallocated shares held by the ESOP, which are voted by T. Rowe Price Trust Company as directed by the fiduciary named under the ESOP. See Note 1 under “PRINCIPAL SHAREHOLDERS.”

(2)	Includes 20,000 shares that may be acquired upon the exercise of stock options that are currently exercisable, as to which such director would have sole voting and investment power upon acquisition.

(3)	Represents 12,000 shares that may be acquired upon the exercise of stock options that are currently exercisable, as to which such director would have sole voting and investment power upon acquisition.

(4)	See Note 4 under “PRINCIPAL SHAREHOLDERS.”

(5)	See Note 5 under “PRINCIPAL SHAREHOLDERS.”

(6)	Includes 190,766 shares owned of record and beneficially by Mr. Dickson, as to which he has sole voting and investment power; 16,773 shares allocated to his ESOP account, as to which he has sole voting power, but no investment power except under limited circumstances; 10,676 shares held as custodian for his minor children, as to which he has sole voting and investment power; and 77,664 shares that may be acquired by him upon the exercise of stock options that are currently exercisable or become exercisable within sixty days of October 31, 2004, as to which he would have sole voting and investment power upon acquisition.

(7)	Includes 32,895 shares owned of record by Mr. Jackson jointly with his spouse, as to which he shares voting and investment power; 18,871 shares allocated to his ESOP account, as to which he has sole voting power, but no investment power except under limited circumstances; and 51,000 shares that may be acquired by him upon the exercise of stock options that are currently exercisable or become exercisable within sixty days of October 31, 2004, as to which he would have sole voting and investment power upon acquisition.

(8)	Includes 13,143 shares owned of record and beneficially by Mr. Morganthall, as to which he has sole voting and investment power; 8,713 shares allocated to his ESOP account, as to which he has sole voting power, but no investment power except under limited circumstances; and 62,000 shares that may be acquired by him upon the exercise of stock options that are currently exercisable or become exercisable within sixty days of October 31, 2004, as to which he would have sole voting and investment power upon acquisition.

(9)	Includes 19,000 shares that may be acquired upon the exercise of stock options that are currently exercisable, as to which Ms. Nelson would have sole voting and investment power upon acquisition; and 12,000 shares owned by a corporation with respect to which she has shared voting and investment power and is deemed the beneficial owner.

(10)	Includes 14,000 shares that may be acquired upon the exercise of stock options that are currently exercisable, as to which Mr. Spilman would have sole voting and investment power upon acquisition.

(11)	Represents 19,000 shares that may be acquired upon the exercise of stock options that are currently exercisable, as to which Mr. Stowe would have sole voting and investment power upon acquisition.

(12)	Represents 18,000 shares that may be acquired upon the exercise of stock options that are currently exercisable, as to which Mr. Tidwell would have sole voting and investment power upon acquisition.

(13)	Includes 67,000 shares that may be acquired by Mr. Woodlief upon the exercise of stock options that are currently exercisable or become exercisable within sixty days of October 31, 2004, as to which he would have sole voting and investment power upon acquisition; and 1,255 shares allocated to his ESOP account, as to which he has sole voting power, but not investment power except under limited circumstances.

(14)	Includes (i) 3,349,106 shares, including 419,664 that may be acquired upon the exercise of stock options that are currently exercisable or become exercisable within sixty days of October 31, 2004, as to which such persons have, or would have upon acquisition, sole voting and investment power; (ii) 1,625,506 shares as to which they have shared voting and investment power (certain of such securities are deemed beneficially owned by more than one of the listed directors and officers); (iii) 45,612 shares allocated to their respective ESOP accounts, as to which they have sole voting power, but no investment power except under limited circumstances; and (iv) 27,160 shares beneficially owned by a listed individual’s spouse, as to which such persons disclaim beneficial ownership.

CORPORATE GOVERNANCE MATTERS

Corporate Governance Guidelines and Committee Charters

In furtherance of its longstanding goal of providing effective governance of the Company’s business and affairs for the benefit of shareholders, the Board of Directors of the Company has approved Corporate Governance Guidelines. The Guidelines contain general principles regarding the functions of the Company’s Board of Directors. The Guidelines are available on the Company’s website at www.ruddickcorp.com and print copies are available to any shareholder that requests a copy. In addition, committee charters for the Company’s Audit Committee, Compensation and Special Stock Option Committee and Corporate Governance and Nominating Committee are also included on the Company’s website.

Director Independence

For a director to be considered independent under the listing standards of the New York Stock Exchange, the Board must affirmatively determine that a director has no direct or indirect material relationship with the Company. The Board has adopted categorical standards, which conform to the independence criteria specified by the New York Stock Exchange, to assist it in making determinations regarding independence. These categorical standards specify the criteria by which the independence of the Company’s directors will be determined, including any past employment or affiliation with the Company or the Company’s independent auditor by a director or any member of the director’s immediate family. After considering these categorical standards, the listing standards of the New York Stock Exchange and any other commercial or charitable relationships between the directors and the Company, the Board has determined that all of its members are independent and meet the independence requirements of the New York Stock Exchange, except for Alan T. Dickson, R. Stuart Dickson and Thomas W. Dickson. The Board’s categorical standards for determining director independence are available on the Company’s website referenced above.

Audit Committee Financial Experts

The Board of Directors has determined that at least one member of the Audit Committee, Harold C. Stowe, is an audit committee financial expert. Mr. Stowe is “independent” as that term is defined in the New York Stock Exchange Listed Company Manual.

Executive Sessions of Non-Management Directors

Non-management Board members meet without management present at regularly scheduled executive sessions. In addition, to the extent that, from time to time, the group of non-management directors includes directors that are not independent, at least once a year there will be scheduled an executive session including only independent directors. The Chairman of the Corporate Governance and Nominating Committee will preside over meetings of the non-management or independent directors.

Code of Ethics and Code of Business Conduct and Ethics

The Company has adopted a written Code of Ethics (the “Code of Ethics”) that applies to the Company’s President and Chief Executive Officer, Vice President — Finance and Chief Financial Officer and Vice President and Treasurer. The Company has also adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to all employees, officers and directors of the Company as well as any subsidiary company officers that are executive officers of the Company. Each of the Company’s operating subsidiaries maintains a code of ethics tailored to their businesses. The Code of Ethics and Code of Conduct are available on the Company’s website referenced above under the “Corporate Governance” caption, and print copies are available to any shareholder that requests a copy. Any amendments to the Code of Ethics or Code of Conduct, or any waivers of the Code of Ethics or any waiver of the Code of Conduct for directors or executive officers, will be disclosed on the Company’s website promptly following the date of such amendment or waiver. Information on the Company’s website, however, does not form a part of this Proxy Statement.

Communications with Directors

You may communicate directly with any member or committee of the Board of Directors or the Chair of any committee of the Board by writing to the Board, or a specific Committee Chair or director, at the following address: Ruddick Corporation Board of Directors, c/o Corporate Secretary, 301 S. Tryon St, Suite 1800, Charlotte, North Carolina 28202. Each such communication should specify the applicable addressee. The Company’s Board of Directors has instructed the Corporate Secretary to forward these communications to the addressee, and if no specific addressee is listed, to the Chairman of the Board of Directors.

Attendance at Annual Meeting

The Company believes that the Annual Meeting is an opportunity for shareholders to communicate directly with our directors. Consequently, each director is encouraged to attend all annual meetings of shareholders. Last year, eleven of the Company’s twelve directors attended the Annual Meeting.

Process for Nominating Potential Director Candidates

The Corporate Governance and Nominating Committee is responsible for screening potential director candidates and recommending qualified candidates to the full Board for nomination. As described in the Company’s Corporate Governance Guidelines, which are available at the Company’s website referenced above, nominees for director will be selected on the basis of outstanding achievement in their personal careers; wisdom; integrity; ability to make independent analytical inquiries; understanding of the business environment; and willingness to devote adequate time to Board duties. The Corporate Governance and Nominating Committee reviews the background and qualifications of each nominee to determine such nominee’s experience, competence and character and shall assess such nominee’s potential contribution to the Board, taking into account the then-existing composition of the Board and such other matters as the Corporate Governance and Nominating Committee deems appropriate. Nominees recommended by shareholders will be analyzed by the Corporate Governance and Nominating Committee in the same manner as nominees that are otherwise considered by the committee. Any recommendation submitted by a shareholder to the Corporate Governance and Nominating Committee must include the information concerning the potential candidate and the shareholder, and must be received in the timeframe described, in Article III Section 12 of the Company’s Bylaws. The Company’s Bylaws include provisions setting forth specific conditions under which persons may be nominated as directors of the Company at a meeting of shareholders. A copy of such provision is available upon request to: Ruddick Corporation, 301 South Tryon Street, Suite 1800, Charlotte, North Carolina 28202, Attention: Corporate Secretary.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is composed of four independent directors and operates under a written charter adopted by the Board of Directors. The Company has affirmed to the New York Stock Exchange that the Board of Directors has determined that all members of the Audit Committee are “independent” as defined in the New York Stock Exchange Listed Company Manual.

Management is responsible for the Company’s internal controls and the financial reporting process. KPMG LLP, the Company’s independent auditors, are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report on those financial statements. The Audit Committee, among other things, is responsible for monitoring and overseeing these processes and is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditors.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Accounting Standards).

The Company’s independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm’s independence.

Based upon the Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended October 3, 2004.

SUBMITTED BY THE AUDIT COMMITTEE

John P. Derham Cato
Anna Spangler Nelson
Robert H. Spilman, Jr.
Harold C. Stowe

EXECUTIVE COMPENSATION

Compensation Summary

The following table sets forth a summary of all compensation paid to or accrued for each person who was an executive officer of the Company during the fiscal year, and for the chief executive officer of the Company during such fiscal year, in each case for services rendered in all capacities during the periods indicated:

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)(2)	Restricted Stock Award(s) ($)	Securities Underlying Options/SARs (#)	LTIP Payouts ($)	All Other Compensation($)
Thomas W. Dickson	2004	445,000	353,775	—	0	25,000	0	66,229	(4)
President, Chief Executive	2003	390,000	259,740	—	0	15,000	0	25,389
Officer and Director of	2002	345,000	158,562	—	0	40,000	0	35,252
the Company

John B. Woodlief	2004	337,400	223,528	—	0	15,000	0	54,371	(5)
Vice President — Finance	2003	327,600	181,818	—	0	10,000	0	33,711
and Chief Financial	2002	315,000	120,645	—	0	25,000	0	42,644
Officer of the Company

Frederick J. Morganthall, II	2004	287,000	209,151	—	0	15,000	0	48,964	(6)
President of Harris	2003	273,500	167,519	—	0	10,000	0	22,952
Teeter, Inc. (3)	2002	265,000	155,025	—	0	15,000	0	31,043

Fred A. Jackson	2004	265,000	18,589	—	0	15,000	0	47,880	(7)
President of	2003	257,500	17,756	—	0	10,000	0	26,226
American & Efird, Inc. (3)	2002	247,500	25,019	—	0	25,000	0	35,530

(1)	Amounts represent awards earned during the fiscal year indicated but which are paid in the subsequent fiscal year.

(2)	Excludes perquisites and other personal benefits that, in the aggregate, did not exceed the lesser of $50,000 or 10% of the total amount reported above as annual salary and bonus in a particular year for the executive officers listed above.

(3)	American & Efird, Inc. and Harris Teeter, Inc. are indirect wholly owned subsidiaries of the Company.

(4)	Includes (i) the value of certain premiums paid by the Company under the Key Employee Life Insurance Plan for Key Employees of Ruddick Corporation (“Key Life Plan”) in the amount of $25,528, the taxable value of the insurance provided under the Ruddick Corporation Senior Officers Insurance Program (“Senior Officers Insurance Program”) in the amount of $104 and the taxable income benefit of the Executive Bonus Insurance Plan in the amount of $16,213; (ii) the value of executive long-term disability premiums paid by the Company under the Executive Long Term Disability Plan (“Disability Plan”) in the amount of $3,106; and (iii) contributions by the Company for fiscal 2004 to certain defined contribution plans in the amount of $21,278.

(5)	Includes (i) the value of certain premiums paid by the Company under the Key Life Plan in the amount of $29,560 and the taxable value of the insurance provided under the Senior Officers Insurance Program in the amount of $1,867; (ii) the value of executive long-term disability premiums paid by the Company under the Disability Plan in the amount of $3,763; and (iii) contributions by the Company for fiscal 2004 to certain defined contribution plans in the amount of $19,181.

(6)	Includes (i) the value of certain premiums paid by the Company under the Key Life Plan in the amount of $13,409, the taxable value of the insurance provided under the Senior Officers Insurance Program in the amount of $978 and the taxable income benefit of the Executive Bonus Insurance Plan in the amount of $16,400; (ii) the value of executive long-term disability premiums paid by the Company under the Disability Plan in the amount of $3,855; and (iii) contributions by the Company for fiscal 2004 to certain defined contribution plans in the amount of $14,322.

(7)	Includes (i) the value of certain premiums paid by the Company under the Key Life Plan in the amount of $12,861, the taxable value of the insurance provided under the Senior Officers Insurance Program in the amount of $1,043 and the taxable income benefit of the Executive Bonus Insurance Plan in the amount of

$18,833; (ii) the value of executive long-term disability premiums paid by the Company under the Disability Plan in the amount of $3,973; and (iii) contributions by the Company for fiscal 2004 to certain defined contribution plans in the amount of $11,170.

Pension Plans

The Company provides certain retirement benefits for each of the executives included in the Summary Compensation Table pursuant to the Ruddick Supplemental Executive Retirement Plan (the “SERP”), the Ruddick Corporation Employees’ Pension Plan (the “Pension Plan”) and Social Security. The following table shows the estimated annual benefits generally payable at normal retirement to an executive who participates in the SERP and the Pension Plan, in specified average compensation and years of service classifications.

Pension Plan Table (1)

	Annual Benefit upon Retirement with Years of Service Indicated
Final Average Earnings	5 Years	10 Years	15 Years	20 Years	25 Years	30 Years	35 Years
$125,000	$17,188	$34,375	$51,563	$68,750	$68,750	$68,750	$68,750
150,000	20,625	41,250	61,875	82,500	82,500	82,500	82,500
175,000	24,063	48,125	72,188	96,250	96,250	96,250	96,250
200,000	27,500	55,000	82,500	110,000	110,000	110,000	110,000
225,000	30,938	61,875	92,813	123,750	123,750	123,750	123,750
250,000	34,375	68,750	103,125	137,500	137,500	137,500	137,500
300,000	41,250	82,500	123,750	165,000	165,000	165,000	165,000
350,000	48,125	96,250	144,375	192,500	192,500	192,500	192,500
400,000	55,000	110,000	165,000	220,000	220,000	220,000	220,000
450,000	61,875	123,750	185,625	247,500	247,500	247,500	247,500
500,000	68,750	137,500	206,250	275,000	275,000	275,000	275,000
550,000	75,625	151,250	226,875	302,500	302,500	302,500	302,500

(1)	The table sets forth the combined benefits payable under the SERP, the Pension Plan and Social Security.

“Final average earnings” is the average of the participant’s highest annual compensation in any three of the participant’s last ten years of employment by the Company or a participating subsidiary. The annual compensation considered in any given year to determine the “final average earnings” of a participant consists of amounts that typically would be included in the Salary and Bonus columns of the Summary Compensation Table. The table above describes annual benefits beginning at normal retirement, assuming payment in the form of a joint and 75% survivor annuity for SERP and Pension Plan amounts. For purposes of this table, “normal retirement” means retirement at age 60. A participant who retires prior to normal retirement and after attaining age 55 with 10 years of service will be entitled to reduced benefits, if payment of such benefits commences prior to age 60.

Final average earnings for purposes of computing benefits, and age and estimated credited years of service as of the fiscal 2004 year-end, for each of the executive officers included in the Summary Compensation Table were as follows: $547,031, age 49 and 24 years for Thomas W. Dickson; $451,535, age 54 and 5 years for John B. Woodlief; $330,306, age 54 and 27 years for Fred A. Jackson; and $407,424, age 53 and 18 years for Frederick J. Morganthall, II.

Stock Option Plans

The following table sets forth information regarding options granted to the executive officers named in the Summary Compensation Table during fiscal 2004. No free-standing stock appreciation rights (“SARs”) were granted to executive officers during such year.

Option/SAR Grants in Last Fiscal Year

Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
Name	Number of Securities Underlying Options/SARs Granted (#) (1)	Percent of Total Options/ SARs Granted to Employees in Fiscal Year (2)	Exercise or Base Price ($/sh)	Expiration Date	5% (%)	10% ($)
Thomas W. Dickson	8,367	1.4%	$16.88	11/19/10	$57,497	$133,992
	16,633	2.8%	$16.88	11/19/13	$176,572	$447,467
John B. Woodlief	6,000	1.0%	$16.88	11/19/10	$41,231	$96,086
	9,000	1.5%	$16.88	11/19/13	$95,542	$242,121
Frederick J. Morganthall, II	8,814	1.5%	$16.88	11/19/10	$60,569	$141,150
	6,186	1.0%	$16.88	11/19/13	$65,669	$166,418
Fred A. Jackson	6,000	1.0%	$16.88	11/19/10	$41,231	$96,086
	9,000	1.5%	$16.88	11/19/13	$95,542	$242,121

(1)	Represents the number of shares covered by options granted to the named executives on November 19, 2003 pursuant to the Company’s 2000 Plan. For each executive officer, two entries are listed, the first entry representing the portion of the grant consisting of incentive stock options, and the second entry representing the portion of the grant consisting of non-qualified stock options, each as granted to the corresponding executive officer during fiscal 2004. Such options have an exercise price equal to 100% of fair market value of such shares on the date of grant. All such options granted on a particular date to a particular executive vest in aggregate at the rate of 20% per year over five years. Vesting of such options may be accelerated in certain circumstances involving a change in control of the Company. Furthermore, the number of shares subject to options will be appropriately adjusted in the event of a stock dividend or reclassification or in the event of certain mergers or consolidations involving the Company. Options expire if the employment of the optionee is terminated for any reason other than death, disability, retirement with the consent of the Company or termination without cause by the Company.

(2)	Based upon options to purchase 599,750 shares granted to all employees during fiscal 2004.

(3)	The amounts represent assumed rates of appreciation in the price of Common Stock during the terms of the options in accordance with rates specified in applicable federal securities regulations. Actual gains, if any, on stock option exercises will depend on the actual future price of the Common Stock. The 5% rate of appreciation of the $16.88 exercise price over the seven and ten year option terms results in pro forma prices per share of $23.75 and $27.50, respectively. The 10% rate of appreciation of the $16.88 exercise price over the seven and ten year option terms results in pro forma prices per share of $32.89 and $43.78, respectively. There is no representation that the rates of appreciation reflected in this table will be achieved.

The following table sets forth information regarding options exercised during fiscal 2004 by the executive officers named in the Summary Compensation Table and the value of each such executive officer’s unexercised stock options held at fiscal year-end.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#) (Exercisable/ Unexercisable)	Value of Unexercised In-the-Money Options/SARs at FY-End ($)(1) (Exercisable/ Unexercisable)
Thomas W. Dickson	3,536	$26,166	58,164/66,300	$157,837/$308,435
John B. Woodlief	—	—	47,000/53,000	$252,095/$274,574
Frederick J. Morganthall, II	3,000	$10,005	52,600/33,400	$95,959/$146,954
Fred A. Jackson	12,000	$39,660	38,100/42,400	$129,007/$201,284

(1)	Based on the closing price of the Company’s Common Stock on the New York Stock Exchange on October 1, 2004 of $20.42.

REPORT OF THE COMPENSATION AND
SPECIAL STOCK OPTION COMMITTEE

The Compensation and Special Stock Option Committee of the Board of Directors (the “Compensation Committee”) is responsible for setting the remuneration levels for executives of the Company and for overseeing the Company’s various executive compensation plans and the overall management compensation program. Periodically, the Compensation Committee obtains independent and impartial advice from external compensation consulting firms in executing its responsibilities. The Compensation Committee, currently composed of the four outside directors listed at the conclusion of this report, met once and acted once by unanimous written consent during fiscal 2004.

General Executive Compensation Philosophy

A primary objective of the Company’s executive compensation program is to enhance the shareholder value in the Company. To help achieve this objective, the Company’s executive compensation program is designed both to attract and retain the most qualified executives by creating competitive compensation packages and to motivate the Company’s executives to produce strong financial performance by tying corporate and individual performance to compensation levels. The Company’s executive compensation package consists generally of annual base salary and incentive compensation, as well as stock options or restricted stock grants.

Annual Compensation.  The Company’s annual compensation for its executives consists of base salary and incentive compensation. As a starting point for determining the total annual compensation levels for executives, the Compensation Committee considers the annual compensation packages of companies that the Company considers to be its competitors. These competitor companies typically consist of (i) companies that operate in the specific industries in which the Company’s subsidiaries operate, (ii) regional companies that are comparable in size to the Company and (iii) other companies (including companies for which the Company’s directors serve as directors) with which the Company believes it competes for its top executives. Such competitor companies include some, but not all, of the companies in the Standard & Poor’s (“S&P”) Food Retail Index and the S&P Apparel, Accessories and Luxury Goods Index used in preparing the graph included herein. In addition, these competitor companies may include companies that are not included in any of the indices represented in such graph.

The total annual compensation levels of the respective executives are also designed to reflect the varying duties and responsibilities of each executive’s position with the Company or a subsidiary, as appropriate, with consideration given to the relative size and complexity of each business unit, as well as the unit’s relative contribution to the consolidated financial condition and results of operation of the Company. As a general rule, the total annual compensation of executives employed by the holding company is somewhat higher than the salaries of the other executives, primarily due to the higher level of responsibilities of the holding company executives for the Company’s total performance.

Base salary typically is determined by the Compensation Committee within base salary ranges determined as described above. Annual incentive compensation is provided through a bonus plan that the Company maintains for certain salaried personnel. The bonus plan directly links incentive pay to achievement of predetermined, objective performance goals. For an executive employed directly by the holding company, incentive pay is based on return on beginning consolidated shareholders’ equity. With respect to an executive officer employed directly by Harris Teeter, Inc., the Company’s supermarket subsidiary, and American & Efird, Inc. (“A&E”), the Company’s thread subsidiary, incentive compensation is based on operating profit margin and pretax return on capital employed, respectively, for such subsidiary. Generally, if the Company or a subsidiary, as applicable, achieves the predetermined minimum goals, executives are paid a predetermined percentage of base compensation as incentive pay. Generally, the percentage of base compensation payable as incentive compensation increases proportionally until a maximum performance goal, also predetermined, is achieved with respect to the applicable measure of performance.

Generally, the total annual compensation paid to the Company’s executives is approximately the median of the range of total annual compensation provided by the competitor companies, for both the Chief Executive Officer and the remaining executive officers.

Long-Term Incentive Compensation.  The Company provides long-term incentive compensation to its executives through the grant of options and restricted stock pursuant to its stock option plans. The Compensation Committee believes that one important goal of the executive compensation program should be to provide executives — who have significant responsibility for the management, growth and future success of the Company — with an opportunity to increase their ownership and potentially to gain financially from the Company’s stock price increases. Options generally are granted at the prevailing market value of the Company’s Common Stock and will only have value if the Company’s stock price increases. This approach ensures that the best interests of the stockholders and executives will be closely aligned and will provide incentive for executives to enhance the long-term financial performance of, and therefore shareholder value in, the Company.

The Compensation Committee administers the Company’s various stock option plans, including the approval, based upon management recommendations, of the employees to whom options and restricted stock are granted, the terms on which such options are granted and the number of shares subject to such options or grants. In general, criteria to determine which key employees are eligible to participate in the stock option plans include the duties of the respective employees, their present and potential contributions to the success of the Company or its subsidiaries and the anticipated number of years of effective service remaining.

During fiscal 2004, the Compensation Committee granted options to a number of employees, including certain executives, based primarily on criteria such as relevant market data, level of responsibility or position with the Company or its subsidiaries, performance, new employment and promotions. The Compensation Committee also considers the number of options previously granted to employees when it approves new option grants.

Other Compensation.  In addition to the above forms of compensation, the Company and its subsidiaries also maintain key employee life insurance plans for its executive officers and certain other key employees of the Company or its subsidiaries. The Company maintains the SERP, in which executives participate at the discretion of the SERP administrative committee, whose members are the same as the Compensation Committee. The Company also maintains the Pension Plan, the ESOP, the Ruddick Savings Plan and the Ruddick Corporation Flexible Deferral Plan in which executives and other employees are entitled to participate upon satisfaction of the eligibility requirements set forth in the respective plans. In addition, eligible employees at A&E participate in the American & Efird, Inc. Employees’ Profit Sharing Plan. The Committee considers these other forms of compensation when setting annual base salary, incentive compensation and long-term incentive compensation.

Compensation for Chief Executive Officer

The general philosophy and policies of the Compensation Committee described above are equally applicable to the compensation recommendations made with respect to Thomas W. Dickson, the President and Chief Executive Officer of the Company.

The overall level of annual compensation in fiscal 2004 for Mr. Dickson generally was determined based on the process described above in “Annual Compensation.” The increase in the base salary paid to Mr. Dickson in fiscal 2004 reflects primarily the Compensation Committee’s consideration of relevant market data and its subjective evaluation of his achievement of personal performance objectives and corporate operating results during fiscal 2003.

Fiscal 2004 annual incentive compensation under the bonus plan for Mr. Dickson was determined based on the return on beginning consolidated shareholders’ equity. Pursuant to this formula, if a predetermined minimum return is achieved in a given fiscal year, Mr. Dickson is entitled to incentive compensation equal to 30% of his base compensation. The percentage of base compensation payable as incentive compensation increases proportionally until a predetermined maximum return is achieved, where a maximum of 120% of his base compensation will be paid as incentive compensation. During the 2004 fiscal year, Mr. Dickson earned incentive compensation equal to 80% of his base pay. His incentive compensation for fiscal 2003 was 67% of his fiscal 2003 base pay.

SUBMITTED BY THE COMPENSATION AND
SPECIAL STOCK OPTION COMMITTEE

John R. Belk
John P. Derham Cato
James E. S. Hynes
Bailey W. Patrick

COMPARISON OF TOTAL CUMULATIVE SHAREHOLDER RETURN
FOR FIVE-YEAR PERIOD ENDING SEPTEMBER 30, 2004

The following graph presents a comparison of the yearly percentage change in the Company’s cumulative total shareholders’ return on the Company’s Common Stock with the (i) Standard & Poor’s 500 Index, (ii) Standard & Poor’s Midcap 400 Index, (iii) Standard & Poor’s Food Retail Index, and (iv) Standard & Poor’s Apparel, Accessories & Luxury Goods Index for the five-year period ended September 30, 2004.

Comparison of Five-Year Cumulative Total Return*
Among Ruddick Corporation and Certain Indices**

	Cumulative Total Return
	9/30/99	9/30/00	9/30/01	9/30/02	9/30/03	9/30/04
RUDDICK CORPORATION	100.00	89.82	101.60	103.11	108.16	139.62
S & P 500	100.00	113.28	83.13	66.10	82.22	93.63
S & P MIDCAP 400	100.00	143.21	116.00	110.55	140.19	164.80
S & P FOOD RETAIL	100.00	90.72	95.27	60.33	63.63	59.65
S & P APPAREL, ACCESSORIES & LUXURY GOODS	100.00	100.13	110.25	138.88	156.47	189.97

*	$100 invested on 9/30/99 in stock or index — including reinvestment of dividends.

**	The Company utilizes two indices, rather than a single index, for its peer group comparison: Standard & Poor’s Food Retail Index and Standard & Poor’s Apparel, Accessories & Luxury Goods Index. The Company believes that the separate presentation of these indices more accurately corresponds to the Company’s primary lines of business.

SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

Pursuant to its authority, the Company’s Audit Committee will select the Company’s independent public accountants for the current fiscal year at a meeting prior to the Annual Meeting. A representative of KPMG LLP is expected to attend the Annual Meeting and will have an opportunity to make a statement, if he wishes to do so, and to respond to questions from shareholders.

Audit Fees

The fees billed or incurred by KPMG LLP for services rendered to the Company for the fiscal years indicated below were as follows:

	Fiscal Year Ended
	October 3, 2004	September 28, 2003
Audit Fees	$764,963	$635,011
Audit Related Fees (1)	$47,430	$96,500
Tax Fees (2)	$284,083	$232,712
All Other Fees (3)	$486,019	$253,469

(1)	Consists of audits of employee benefit plans and consultation fees related to the audit or review of the Company’s financial statements.

(2)	Consists of $194,083 and $197,712 for tax compliance services for the 2004 and 2003 fiscal years, respectively, and $90,000 and $35,000 for other tax matters during the 2004 and 2003 fiscal years, respectively.

(3)	Consists of $432,019 and $253,469 for due diligence assistance and other various matters related to joint venture and merger and acquisition activity for the 2004 and 2003 fiscal years, respectively, and $54,000 for assistance with the Company’s internal control documentation project for fiscal year 2004.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services by the Independent Public Accountants

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent public accountants. As part of this responsibility, the Audit Committee is required to pre-approve all audit and non-audit services performed by the independent public accountants in order to assure that they do not impair the accountant’s independence from the Company. Accordingly, the Audit Committee has adopted procedures and conditions under which services proposed to be performed by the independent public accountants must be pre-approved.

Pursuant to this policy, the Audit Committee will consider annually and approve the terms of the audit engagement. Any proposed engagement relating to permissible non-audit services must be presented to the Audit Committee and pre-approved on a case-by-case basis. In addition, particular categories of permissible non-audit services that are recurring may be pre-approved by the Audit Committee subject to pre-set fee limits. If a category of services is so approved, the Audit Committee will be regularly updated regarding the status of those services and the fees incurred. The Audit Committee reviews requests for the provision of audit and non-audit services by the Company’s independent public accountants and determines if they should be approved. Such requests could be approved either at a meeting of the Audit Committee or upon approval of the Chair of the Audit Committee, or another member of the Audit Committee designated by the Chair. If a permissible non-audit service is approved by the Chair or his designee, that decision is required to be presented at the next meeting of the Audit Committee. Prior to approving any services, the Audit Committee considers whether the provision of such services are consistent with the SEC’s rules on auditor independence and are compatible with maintaining KPMG LLP’s independence.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal 2004, Metro Marketing acted as a designated broker for Harris Teeter for various of its HT Trader private label products and other specialty products. Metro Marketing, in its role as independent broker, performed various services on behalf of Harris Teeter including order placement, interface with manufacturers for product issues or product problems, marketing and retail support services and the development of new products. Third party manufacturers represented by Metro Marketing that provide these products to Harris Teeter are required to pay Metro Marketing a fee based upon the amount of product sold. Rush Dickson (the brother of Thomas W. Dickson and son of R. Stuart Dickson) is the owner of Metro Marketing. During fiscal year 2004, Harris Teeter purchased approximately $6,360,000 of product from manufacturers represented by Metro Marketing resulting in fees of approximately $191,000 paid to Metro Marketing.

John Dickson (the brother of Thomas W. Dickson and son of R. Stuart Dickson) is the Director of Property Development for Harris Teeter and was paid an aggregate salary, bonus and taxable perquisites of $129,369 during fiscal year 2004.

Effective May 1, 2002, Alan T. Dickson and R. Stuart Dickson (collectively, the “Retired Executives”) retired from the Company as executive officers, but retained their positions on the Board of Directors as Chairman of the Board of Directors and Chairman of the Executive Committee of the Board of Directors, respectively. At that time, the Retired Executives became eligible to receive retirement benefits earned during their employment with the Company. The targeted aggregate annual retirement benefit for each of the Retired Executives pursuant to the SERP, Pension Plan and Social Security was $241,573. In addition, beginning in January 2003 each of Alan T. Dickson and R. Stuart Dickson began to receive monthly payments for a fifteen-year period pursuant to, and in accordance with the terms of, an historical deferred compensation plan in the amounts of $26,315 and $19,899, respectively.

In addition, effective May 1, 2002, the Retired Executives each became entitled to certain additional benefits for so long as they continue in their capacities as Chairman of the Board and Chairman of the Executive Committee, including (i) the annual non-employee director fee, which was $23,000 during fiscal 2004, an additional annual fee in the amount of $30,000 for their respective chairmanships and a non-employee director fee for each Board of Directors or committee meeting attended, which was $1,000 during fiscal 2004, (ii) medical and dental insurance coverage that, when considered in combination with Medicare, is as comparable as reasonably possible to the medical and dental insurance provided to the Retired Executives by the Company prior to their retirement, (iii) life insurance coverage that, when considered in combination with the insurance provided to the Retired Executives by the Key Life Plan, Directors’ Term Insurance and the Senior Officers Insurance Program, is approximately equal to the face amount of coverage provided to the Retired Executives prior to their retirement ($2,625,000 for R. Stuart Dickson and $1,625,000 for Alan T. Dickson), (iv) accidental death and dismemberment plan insurance coverage, (v) use of the Company aircraft, facilities, office space, administrative support and parking space to the extent such use does not interfere with normal use by the Company, and (vi) payment of club dues and assessments for various organizations in which the Retired Executives hold memberships.

Pursuant to the requirement discussed in (iii) above, during fiscal year 2004, in response to changes in the tax treatment of the Retired Executive’s then-existing insurance, the Company converted certain of the Retired Executives insurance policies into new policies under the Executive Bonus Insurance Plan. Pursuant to the conversions, the Retired Executives received compensation from the Company in the amount of $62,652 and $133,103 for Alan T. Dickson and R. Stuart Dickson, respectively, reflecting insurance premiums paid by the Company and reimbursement for income taxes incurred as a result of the conversion.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16 of the Exchange Act requires the Company’s directors and executive officers to file reports with the Securities and Exchange Commission indicating their holdings of and transactions in the Company’s equity securities and to provide copies of such reports to the Company. To the Company’s knowledge, based solely on a review of such copies or written representations relating thereto, insiders of the Company complied with all filing requirements for the fiscal year except for each of Alan T. Dickson, R. Stuart Dickson and James E. S. Hynes who each filed a Form 4 in an untimely manner. The Dicksons’ untimely Form 4’s were the result of untimely notice to each reporting person of a sale by the administrator of a charitable foundation. Mr. Hynes’ Form 4 reported a sale of securities.

SHAREHOLDER PROPOSALS

The deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Exchange Act for inclusion in the Company’s proxy statement for its 2006 annual meeting of shareholders is August 30, 2005. Any shareholder proposal to be submitted at the 2006 annual meeting of shareholders (but not required to be included in the Company’s proxy statement), including nominations for election to the Board of Directors, must also comply with Article III, Section 12 of the Company’s Bylaws, which requires that a shareholder give written notice to the Company not later than the 45th day prior to the first anniversary of the date the Company first mailed its proxy materials for the preceding year’s annual meeting of shareholders. Shareholder proposals submitted at the 2006 annual meeting of shareholders (but not required to be included in the Company’s proxy statement) will not be considered timely unless the notice required by the Bylaws is delivered to the Secretary of the Company not later than November 13, 2005.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The Securities and Exchange Commission rules permit registrants to send a single set of the annual report and proxy statement to any household at which two or more shareholders reside if the registrant believes they are members of the same family. Each shareholder will continue to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces the expense to the registrant. The Company has not implemented these householding rules with respect to its record holders; however, a number of brokerage firms have instituted householding which may impact certain beneficial owners of Common Stock. If your family has multiple accounts by which you hold Common Stock, you may have previously received a householding notification from your broker. Please contact your broker directly if you have any questions, require additional copies of the proxy statement or annual report, or wish to revoke your decision to household, and thereby receive multiple reports. Those options are available to you at any time.

ANNUAL REPORT

The Annual Report of the Company for the year ended October 3, 2004, including financial statements, accompanies this Proxy Statement.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. However, if other matters are properly presented at the Annual Meeting, it is the intention of the proxy holders named in the accompanying form of proxy to vote the proxies in accordance with their best judgment.

By order of the Board of Directors

Douglas J. Yacenda
Secretary

December 28, 2004

▼ FOLD AND DETACH HERE ▼

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

RUDDICK CORPORATION

ANNUAL MEETING, FEBRUARY 17, 2005

KNOW ALL MEN BY THESE PRESENTS, that the undersigned shareholder of Ruddick Corporation, a North Carolina corporation, hereby constitutes and appoints Edwin B. Borden, Jr., Alan T. Dickson and R. Stuart Dickson, and each of them, attorneys and proxies, with full power of substitution, to act for and on behalf of the undersigned to vote all shares of Ruddick Corporation Common Stock that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held in the Auditorium, 12th Floor, Two Wachovia Center, 301 S. Tryon Street, Charlotte, North Carolina on Thursday, February 17, 2005, at 10:00 A.M., local time, and any adjournment or adjournments thereof, as set forth on the reverse side.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE AND THIS PROXY CARD IS SIGNED AND RETURNED, THIS PROXY WILL BE VOTED IN FAVOR OF EACH OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER BUSINESS THAT PROPERLY COMES BEFORE THE MEETING.

This proxy card, when signed and returned, will also constitute voting instructions to T. Rowe Price Trust Company to vote or cause to be voted the shares held by T. Rowe Price Trust Company for the account of the undersigned in the Ruddick Employee Stock Ownership Plan.  If this proxy card is not returned, or is returned unsigned, the shares will not be voted.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, dated December 28, 2004, and the Proxy Statement furnished therewith.

PLEASE VOTE, DATE AND SIGN ON REVERSE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

▼ FOLD AND DETACH HERE ▼

RECORD DATE SHARES:	RUDDICK CORPORATION

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE.

Mark box at right if an address change or comment has been noted on the reverse side of this card. ☐

1.	Election of the following four nominees as Directors listed below for three-year terms.

Edwin B. Borden, Jr.                   John P. Derham Cato                   R. Stuart Dickson                   Isaiah Tidwell

For All Nominees	Withhold	For All Except
☐	☐	☐

NOTE: If you do not wish your shares voted “For” a particular nominee, mark the “For All Except” box and strike a line through the name(s) of the nominee(s).  Your shares will be voted for the remaining nominee(s).

2.	The proxies are authorized to act upon any other business which may properly be brought before said meeting or any adjournment thereof.

Please be sure to sign and date this Proxy.

Date

Shareholder sign here

Co- owner sign here

Please sign exactly as your name(s) appear(s) on the stock certificate, as printed on this proxy card. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation or a partnership, this signature should be that of an authorized officer or partner who should state his or her title.

DETACH CARD	DETACH CARD